Exhibit 23.1


CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus pertaining to the EnviroSource, Inc. 1993 Stock Option Plan of our report dated March 2, 1994, with respect to the consolidated financial statements and schedules of EnviroSource, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                   /S/ ERNST & YOUNG
                                   ERNST & YOUNG

Stamford, Connecticut
April 7, 1994